Exhibit 99.1

Profusa and Mayo Clinic collaborate to Advance High-Impact Clinical Applications of Oxygen Monitoring Technologies

February 12, 2026

Collaboration with Mayo Clinic aims to accelerate regulatory approval and commercialization of Lumee™ wearable continuous tissue oxygen monitoring product

Seeking to develop and commercialize new tethered continuous oxygen monitoring products for high impact clinical applications

BERKELEY, Calif, Feb. 12, 2026 (GLOBE NEWSWIRE) -- Profusa, Inc. (“Profusa” or the “Company”) (Nasdaq: PFSA), a commercial stage digital health company pioneering the next generation of technology platform seeking to enable the continuous monitoring of an individual’s biochemistry, has entered into a know-how agreement with Mayo Clinic.  The collaboration entails investigation of high impact clinical applications of Profusa’s oxygen monitoring technologies for new product development and commercialization. Potential target indications include cardiovascular, renal, multi-organ, and orthopedic applications, among others, where intra-organ postoperative perfusion monitoring has potential to improve clinical outcomes. The collaboration also supports Profusa’s potential commercialization of Lumee oxygen sensing and tissue monitoring technology for critical limb ischemia in the U.S.

Michael Kendrick, M.D., Chair of Department of Surgery at Mayo Clinic, Rochester, Minn., said, “Oxygen is essential for cellular metabolism and tissue repair, with lack of sufficient oxygenation impairing wound healing, increasing risk of infection, and contributing to complications common to surgery, such as leakage and anastomotic structure. Our collaboration gives us the opportunity to leverage their innovative platform to potentially address unmet clinical challenges, including the ability to monitor beyond subcutaneous tissue.”

“Following more than a decade of development and over $100 million in investment, our Lumee technology enables continuous, real-time measurement of tissue oxygen directly within the body, which we believe to be a first-of-its-kind, disruptive biochemistry monitoring platform. In addition, we are committed to continue to harness our platform technology for innovative solutions that seek to both address large unmet clinical needs and reduce costs for healthcare systems through earlier detection and improved disease management.  We look forward to collaborating with Mayo Clinic for the U.S. commercialization of Lumee for critical limb ischemia, and developing products to address new indications to expand our oxygen tissue monitoring technology’s market and therapeutic reach.”, said Ben Hwang, Ph.D., Profusa’s Chairman and CEO.

Mayo Clinic has a financial interest in the technology referenced in this press release.  Mayo Clinic will use any revenue it receives to support its not-for-profit mission in patient care, education, and research.

About Profusa

Based in Berkeley, Calif., Profusa is a commercial stage digital health company led by visionary scientific founders, an experienced management team and a world-class board of directors in the development of a new generation of tissue-integrated sensors to detect and continuously transmit actionable, medical-grade data for personal and medical use. With its long-lasting, injectable and affordable biosensors and its intelligent data platform, Profusa aims to provide people with a personalized biochemical signature rooted in data that clinicians can trust and rely on.

“LUMEE”, “PROFUSA” and the PROFUSA logo are registered trademarks of Profusa Inc. in the United States, Canada, European Union, China, Japan, South Korea and Australia.

For more information, visit https://profusa.com.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Profusa. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of Profusa and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Profusa and its management are inherently uncertain. Profusa cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the definitive proxy/final prospectus relating to the business combination, which has been filed with the SEC, and in other documents filed by Profusa from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Profusa cannot assure you that the forward-looking statements in this communication will prove to be accurate.

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